EXHIBIT 10.3
ADOBE SYSTEMS INCORPORATED
1994 PERFORMANCE AND RESTRICTED STOCK PLAN

RESTRICTED STOCK AWARD GRANT AGREEMENT

Adobe Systems Incorporated (the “Company”) has granted _______________________ (the “Participant”), as of ___________ ___, 2009 (the “Grant Date”), an award of Restricted Stock (the “Award”) as described in this Restricted Stock Award Grant Agreement (the “Agreement”) pursuant to the Company’s 1994 Performance and Restricted Stock Plan (the “Plan”).  Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan and, if applicable, the Superseding Agreement.

IT IS AGREED between the parties as follows:

1.           Issuance of Shares.  Effective as of the Grant Date, the Company shall issue the Participant _______________ shares of the Company’s common stock (the “Stock”) in consideration for the Participant’s service with the Company.  In the event additional consideration is required by law so that the Stock acquired under this Agreement is deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration to be paid and the Participant shall deliver it promptly to the Company.  The Company will direct the transfer agent for the Company to deliver to Escrow Agent (as defined in Section 6 below) the certificate or certificates evidencing the shares of Stock being acquired by the Participant.  Any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Company may determine.

2.           Vesting and Reacquisition Right.

(a)           Vesting.

(i) Vesting Schedule. The Award shall be subject to vesting in accordance with the Vesting Schedule set forth on Exhibit A hereto, except as otherwise set forth herein.  Shares of Stock that have vested in accordance with the Vesting Schedule, or as otherwise set forth herein, are “Vested Shares.”  Shares of Stock that have not vested are “Unvested Shares.”  Vesting is subject to the Participant’s continued Service.

(ii) Acceleration Upon Death or Disability.  If the Participant’s service with the Company terminates because of his or her death or Disability, then he or she will be given credit for an additional twelve (12) months of continuous service; provided, however, that in no event shall such applicable vesting exceed 100% vesting of the Award. For purposes of this provision, (i) the Participant’s service shall be deemed to have terminated on account of death if his or her death occurs within three (3) months after the Participant’s termination of service, and (ii) “Disability” shall mean the Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code, and any applicable regulations promulgated thereunder to the extent not inconsistent with the regulations under Section 409A of the Code.

(b)           Reacquisition Right.  The Company shall simultaneously with the termination of the Participant’s Service automatically reacquire for no consideration all of the Unvested Shares (the “Reacquisition Right”), unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to the Participant (with a copy to Escrow Agent) within ninety (90) days after the termination of Service, and Escrow Agent may then release to the Participant the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Reacquisition Right as to all of the Unvested Shares,

then upon such termination of Service, Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is reacquiring.  The Reacquisition Right shall expire when all of the shares have become Vested Shares.  Notwithstanding the foregoing, if necessary to avoid a charge to earnings for financial accounting purposes, the Company shall not exercise its Reacquisition Right until at least six (6) months (or such other period required for financial accounting purposes) have elapsed following the Participant’s acquisition of the shares of Stock issued pursuant to this Award, unless otherwise determined by the Board.  In the event of a Change of Control or other change in the Company’s capital structure (as provided in Section 5 of the Plan), the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction.  To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Stock under this Award in consummation of such transaction.

3.           Definitions.  As used in this Agreement, the following terms shall have the meanings indicated unless the context requires a different meaning.

(a)           Board.  The “Board” shall mean the Board of Directors of the Company.

(b)           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           Director.  “Director” shall mean a member of the Board of Directors of the Company.

(d)           Participating Company.  “Participating Company” shall mean (i) the Company, and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company.  For purposes of this Agreement, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code.

(e)           Participating Company Group.  “Participating Company Group” shall mean at any point in time all corporations collectively which are then a Participating Company.

(f)           Service.  “Service” means the Participant’s employment or service with the Participating Company Group as an employee or a consultant, whichever such capacity the Participant held on the Grant Date.  Unless otherwise determined by the Board, the Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity.  However, the Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, the Participant’s Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under this Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Board, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(g)           Superseding Agreement.  “Superseding Agreement” shall mean the Adobe Systems Incorporated Executive Severance Plan in the Event of a Change of Control and/or the individual written retention agreement in effect on the Grant Date between the Company and the Participant, to the extent applicable to the Participant.

4.           Administration.  All questions of interpretation concerning this Agreement shall be determined by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board.  Any reference herein to the Board shall also mean the committee if such committee has been appointed.  All determinations by the Board shall be final and binding upon all persons having an interest in this Agreement.

5.           Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to Unvested Stock. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Stock becomes Vested Stock.

6.           Escrow of Unvested Shares. As security for the Participant’s faithful performance of the terms of this Agreement (including Section 2) and to insure the availability for delivery of the Participant’s Stock upon execution of the Reacquisition Right, the Participant agrees to the following “Joint Escrow” and “Joint Escrow Instructions,” and the Participant and the Company hereby authorize and direct the Corporate Secretary of the Company or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Agreement, in accordance with the following Joint Escrow Instructions:

(a)           As provided in Section 2 above, in the event of the termination of the Participant’s Service, the Company shall pursuant to the Reacquisition Right, automatically reacquire for no consideration all Unvested Shares, as of the date of such termination, unless the Company elects to waive such right as to some or all of the Unvested Shares.  If the Company elects to waive the Reacquisition Right, the Company will give the Participant and Escrow Agent a written notice specifying the number of Unvested Shares not to be reacquired. The Participant and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of Service in accordance with the terms of this Agreement and the notice of waiver, if any.

(b)           Vested Shares shall be delivered to the Participant upon the Participant’s request given in the manner provided for in this Agreement for providing notice.

(c)           At any closing involving the transfer or delivery of some or all of the property subject to the Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver the same, together with the certificate, if any, evidencing the shares of Stock to be transferred, to the Participant or the Company, as applicable.

(d)           The Participant irrevocably authorizes the Company to deposit with Escrow Agent the certificates, if any, evidencing shares of Stock to be held by Escrow Agent hereunder and any additions and substitutions to such shares as specified in this Agreement.  The Participant hereby irrevocably constitutes and appoints Escrow Agent as the Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.

(e)           This escrow shall terminate upon the expiration or application in full of the Reacquisition Right and the completion of the tasks contemplated by these Joint Escrow Instructions.

(f)           If at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to the Participant, Escrow Agent shall deliver all of same to the Participant and shall be discharged of all further obligations hereunder.

(g)           Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(h)           Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees.  Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Participant while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(i)           Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders, judgments, decrees or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j)           Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(k)           Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(l)           Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company (or the Secretary’s designee, if applicable) or if Escrow Agent shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any other person as successor Escrow Agent and the Participant hereby confirm the appointment of such successor or successors as the Participant’s attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(m)           If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(n)           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of such securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(o)           By signing this Agreement below Escrow Agent becomes a party hereto only for the purpose of the Joint Escrow Instructions; Escrow Agent does not become a party to any other rights and obligations of this Agreement apart from those in this Section 6.

(p)           Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary to properly advise Escrow Agent in connection with Escrow Agent’s obligations hereunder.  Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(q)           These Joint Escrow Instructions shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “Escrow Agent” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

7.           Legends.  The Participating Company Group may at any time place legends referencing the Reacquisition Right set forth in Section 2 above and any applicable federal and/or state securities restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement.  The Participant shall, at the request of the Participating Company Group, promptly present to the Participating Company Group any and all certificates representing shares of Stock acquired under this Agreement in the possession of the Participant in order to effectuate the provisions of this Section.  Unless otherwise specified by the Participating Company Group, legends placed on such certificates may include but shall not be limited to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

8.           Transfers in Violation of Agreement. The Participant’s Award and any Unvested Shares are not transferable, except by will or by the laws of descent and distribution. The Company shall not be required (a) to transfer on its books any shares of the Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom any such shares shall have been so transferred.

9.           Tax Matters.

(a)           Tax Consequences. The Participant acknowledges and agrees that the Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of the Award and the transactions contemplated by this Agreement, or has knowingly and voluntarily declined to do so.  The Participant shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the Award or the transactions contemplated by this Agreement.  The Participant acknowledges that the Participant shall be solely responsible for making any filings or elections, including any election under Section 83(b) of the Code, even if the Participant requests the Company or its representatives to make any filing on the Participant’s behalf.

(b)           Withholding Obligations.  Regardless of any action taken by the Company or the Participating Company Group with respect to any or all income, employment, social insurance, or payroll taxes, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and Participating Company Group (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, the subsequent sale of the Stock, or the receipt of any dividends, and (ii) do not commit to structure the terms of the grant or any other aspect of this Agreement to reduce or eliminate the Participant’s liability for Tax-Related Items. At the time the Participant vests in the Stock or at any other time as reasonably requested by the Company or the Participating Company Group, the Participant shall pay or make adequate arrangements satisfactory to the Participating Company Group to satisfy all withholding obligations of the Participating Company Group. In this regard, the Participant hereby authorizes the withholding of that number of whole vested shares otherwise deliverable to the Participant pursuant to this Agreement having a fair market value not in excess of the amount of the Tax-Related Items determined by the applicable minimum statutory rates. In no event may shares of Stock be withheld with a value exceeding the minimum amount of tax required to be withheld by law. Finally, the Participant shall pay to the Company or Participating Company Group (as applicable) any amount of the Tax-Related Items that the Company or the Participating Company Group may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Participant expressly acknowledges and agrees that the Company may withhold from any compensation paid to the Participant by the Company in partial or full satisfaction of the withholdings contemplated by this Section.

10.           Acknowledgement. By accepting this Agreement, the Participant acknowledges that:

(a)           the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Board at any time, unless otherwise provided in the Plan and this Agreement;

(b)           this grant is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past;

(c)           all decisions with respect to future awards under the Plan, if any, will be at the sole discretion of the Board;

(d)           the Participant’s participation in the Plan shall not create a right to further employment with the Company or the Participating Company Group and shall not interfere with any ability of the Company or the Participating Company Group to terminate the Participant’s employment relationship at any time, with or without cause;

(e)           the Participant is voluntarily participating in the Plan;

(f)           this Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy,

end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)           in the event that the Participant is not an employee of the Company, this Agreement will not be interpreted to form an employment contract or relationship with the Company; and furthermore, this Agreement will not be interpreted to form an employment contract with the other members of the Participating Company Group;

(h)           the future value of the Stock is unknown and cannot be predicted with certainty; and

(i)           no claim or entitlement to compensation or damages arises from termination of this Award or diminution in value of the Stock issued resulting from termination of the Participant’s Service with the Company or the Participating Company Group (for any reason whether or not in breach of applicable labor laws), and the Participant irrevocably releases the Company and the Participating Company Group from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

11.           Delivery of Documents and Notices.  Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for the Participant by a Participating Company or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan prospectus, this Agreement and U.S. financial reports of the Company, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically any notices called for by this Agreement.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Board’s discretion.

(b)           Consent to Electronic Delivery.  The Participant acknowledges and consents to the electronic delivery of the Plan documents and notice pursuant to this Agreement.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost if the Participant contacts the Company by telephone, through a postal service or electronic mail at equity@adobe.com.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, the Participant understands that the Participant must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails.  Also, the Participant understands that the Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com.

12.           Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Participant, his or her heirs, executors, administrators, successors and assigns.

13.           Securities Law Compliance. The grant and issuance of the Stock under this Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Participant may not be issued any shares of Stock if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Participant may not be issued any shares of Stock unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares or (ii) in the opinion of legal counsel to the Company, the shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT THE SHARES MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any shares of Stock pursuant to this Agreement, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14.           Data Privacy Consent.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Participating Company Group hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of any entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

15.           Integrated Agreement.  This Agreement, together with the Superseding Agreement, if any, and the Plan constitutes the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.  In the event of any conflict between the provisions of this Agreement and/or the Plan and the provisions of the Superseding Agreement, the Superseding Agreement shall control.

16.           Applicable Law and Venue.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties herby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

17.           Application of Code Section 409A.  Notwithstanding any other provision of this Agreement, to the extent that (i) one or more of the payments or benefits received or to be received by the Participant pursuant to this Agreement would constitute deferred compensation subject to the requirements of Code Section 409A, and (ii) the Participant is a “specified employee” within the meaning of Code Section 409A, then such payment or benefit (or portion thereof) will be delayed until the earliest date following the Participant’s “separation from service” with the Participating Company Group within the meaning of Code Section 409A on which the Company can provide such payment or benefit to the Participant without the Participant’s incurrence of any additional tax or interest pursuant to Code Section 409A, with all payments or benefits due thereafter occurring in accordance with the original schedule.  In addition, this Award and the payments and benefits to be provided hereunder are intended to comply in all respects with the applicable provisions of Code Section 409A.

ADOBE SYSTEMS INCORPORATED	ESCROW AGENT
By: __________________________________ Shantanu Narayen Chief Executive Officer Adobe Systems Incorporated Address: 345 Park Avenue San Jose, CA 95110-2704	By: __________________________________ [Designee of Corporate Secretary] [Title] Adobe Systems Incorporated Address: 345 Park Avenue San Jose, CA 95110-2704

The Participant represents that he or she is familiar with the terms and provisions of this Agreement and hereby accepts the Stock subject to all of the terms and provisions thereof.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

Exhibit A

Restricted Stock Award
Determination of Vesting

This Exhibit A is attached to the Restricted Stock Award Grant Agreement between ________________ and Adobe Systems Incorporated, dated __________________, covering _______________ shares and is incorporated by reference therein.

Vesting Schedule:  [Except as otherwise provided in a Superseding Agreement, the Award shall vest as to 1/3rd of the shares of Stock subject to the Award on the one year anniversary of the Grant Date (the “First Vesting Date”), and thereafter as to 1/3rd of the shares of Stock subject to the Award on each of the second and third anniversaries of the Grant Date (each such date, a “Vesting Date”), so that the Award will be fully vested as of the third anniversary of the Grant Date; provided, however, that the Participant continues to render Service through each such vesting date.]